Exhibit 99.1

KBW Virtual Community Bank Investor Conference NASDAQ: MCBS August 2021

2 Disclaimer This presentation contains “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, including statements regarding the potential effects of the ongoing COVID-19 pandemic on our business and financial results and conditions. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods of by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this presentation should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this presentation and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: general business and economic conditions, particularly those affecting the financial services; the impact of the ongoing COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; potential increases in the provision for loan losses resulting from the ongoing COVID-19 pandemic; changes in the interest rate environment, including changes to the federal funds rate; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to, the ongoing COVID-19 pandemic; changes in tax laws; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the ongoing COVID-19 pandemic. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward- Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this presentation are qualified in their entirety by this cautionary statement.

Company Overview

Company

- Metro City Bank was founded in 2006
- The holding company, MetroCity Bankshares, Inc., was founded in 2014

Headquarters

- Doraville, Georgia (Atlanta Metro Area)

Focus

- Non-conforming mortgage lending, SBA lending and conservative CRE lending
- Predominantly Asian-American communities in growing metropolitan markets in the Eastern U.S. and Texas

2021 YTD Size and Scale

- $2.5 billion in total assets
- $2.1 billion in gross loans
- $2.0 billion in total deposits

2021 YTD Performance

- 2.57% Return on Average Assets
- 21.9% Return on Average Equity
- 4.60% Net Interest Margin
- 36.1% Efficiency Ratio

METROCITY BANKSHARES, INC.

● 19 Full-Service Branch Locations



Doraville, GA Headquarters and 8 Branches in the Atlanta Metro Area

Note: Financial data is as of or for the six months ended June 30, 2021

METROCITY BANKSHARES, INC.
3

History of Metro City Bank

2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021

2006
- Opened April 2006
- $14.9mm in equity

2007
- Surpassed $200mm in assets
- Raised $15.9mm in additional equity
- Opened branches in Duluth, GA and Johns Creek, GA

2008
- Opened a branch in Suwanee, GA

2009
- Surpassed $300mm in assets
- Net income exceeded $2mm

2011
- Opened the Sugarloaf branch in Suwanee, GA

2012
- Achieved 2% ROAA
- Acquired Global Commerce (FDIC-Assisted)
- Acquired Opelika branch from Synovus to enter Alabama

2013
- Surpassed $500mm in assets
- Net income exceeded $10mm

2014
- Entered the Washington D.C. area by opening a branch in Centreville, VA
- Formed the holding company

2015
- Opened a branch in Montgomery, AL

2016
- Surpassed $1B in assets
- Entered the NYC area by opening branches in Fort Lee, NJ and Bayside, NY
- Entered Texas by acquiring two branches in the Dallas-Fort Worth MSA
- Net income exceeded $20mm

2017
- 5 straight years with an ROAA above 2%
- Peachtree Corners office was opened in Norcross, GA

2018
- Entered Cobb County with a branch in Marietta, GA
- Three branches opened in Annandale, VA, Houston, TX, and Flushing, NY

2019
- Listed on the NASDAQ exchange through $26 million IPO
- Opened a branch in Tampa, FL

2021
- Surpassed $2B in assets

METROCITY BANKSHARES, INC. 4

Senior Management Team

Our senior management team is supported by ten highly qualified and experienced individuals who oversee various aspects of our business

Name	Holding Company Title	Years in Industry	Year Joined MetroCity	Prior Experience
Nack Y. Paek	Chairman and Chief Executive Officer	40	2006	• Founder of MetroCity Bankshares, Inc. and Metro City Bank • Served as President of Government Loan Service Corp. which specialized in originating and servicing SBA loans • Founding director for Summit Bank Corporation where he served in various capacities, including Chairman of the Audit committee and Chairman of the Board of Directors
Farid Tan	President and Chief Financial Officer	40	2006	• Began community banking career in Georgia in 1999 as Senior Vice President and Chief Lending Officer of Global Commerce Bank; named President and CEO in 2002 • Started banking career in 1981 for Bank Bumiputra Malaysia where he became the Assistant General Manager of their New York office
Howard H. Kim	EVP, Chief Operations Officer and Chief Lending Officer	39	2006	• Served as Vice President, Commercial and SBA Lender for two local community banks in Doraville, Georgia prior to joining Metro City Bank in 2006 • Worked for Korea Development Securities Co. Ltd as an assistant branch manager, a manager of their accounting division and representative of their Amsterdam office from 1991 to 1997 • Worked for Korea Development Bank as an officer for lending, deposit, foreign exchange dealing and accounting from 1980 to 1991
Lucas Stewart	SVP and Chief Accounting Officer	18	2019	• Most recently served as Vice President of Financial Reporting and SOX Compliance for Fidelity Bank in Atlanta, GA • Director of an Atlanta CPA firm and oversaw the audits of various financial institutions over the span of 9 years

METROCITY BANKSHARES, INC. 5

6 Key Investment Highlights • Double-digit percentage asset growth in each of the last three years, driven by investments in personnel and branch infrastructure • Since 2015, we have added eleven full-service branches in carefully selected locations and added 115 employees • Investments yielded growth in assets, loans, deposits and shareholders’ equity well in excess of our peer groups Balance Sheet Growth • Steady balance sheet expansion has driven consistent revenue and earnings growth • Peer-leading profitability has enabled us to support growth while maintaining healthy capital ratios and achieving a dividend payout ratio greater than 15% over the last five years • Greater than 2.00% return on average assets for every fiscal year since 2015 and for four consecutive quarters Earnings Growth and Profitability • Growth and profitability have come without compromising on asset quality • Only 5 foreclosures out of 12,400 residential mortgage loans originated between January 1, 2015 and June 30, 2021, none of which resulted in a loss Credit Quality • Successful growth of customer base since our founding primarily through de novo branch openings in vibrant, multi-ethnic markets •Suite of product offerings tailored to meet the needs of businesses and individuals already established in our communities Niche Focus

Beneficial Ownership of Executive Officers and Directors

Name	Age	Year Joined	Principal Occupation	Nationality	Title and Position with the Company	Shares of Common Stock Beneficially Owned
Nack Y. Paek	79	2006	Chairman and CEO of MetroCity Bankshares, Inc.	Korean	Chairman and CEO	5.04%
Farid Tan	63	2006	President and CFO of MetroCity Bankshares, Inc.	Malaysian	President, CFO & Director	3.16%
Howard H. Kim	64	2006	EVP, COO and CLO of MetroCity Bankshares, Inc.	Korean	Executive VP, COO, CLO & Director	1.90%
Beneficial Ownership of Executive Offices:						**10.10%**
Don Leung	63	2006	Vice Chairman of the Board of MetroCity Bankshares, Inc.	Chinese	Director	4.22%
Young Park	72	2006	Owner and President of Kani House Restaurants	Korean	Director	3.21%
Ajit Patel	56	2006	Managing Member of Amrit & Sons I, LLC and Relax Hospitality, LLC	Indian	Director	2.70%
Sam Sang-Koo Shim	78	2006	President of SKS Consulting, Inc.	Korean	Director	2.33%
Francis Lai	68	2010	Managing Member of Goldfield Capital, LLC	Malaysian	Director	2.11%
Feiying Lu	57	2006	Internal Controller with Imaex Trading Company	Chinese	Director	0.64%
William J. Hungeling	50	2020	Owner of Hungeling CPA	American	Director	0.60%
Frank S. Rhee	56	2006	Co-Owner, Eee Holdings Llc	Korean	Director	0.06%
Beneficial Ownership of Current Directors Excluding Management:						**15.87%**
Total Beneficial Ownership:						**25.97%**

METROCITY BANKSHARES, INC. 7

8 $870.9 $1,020.0 $1,244.2 $1,307.4 $1,479.9 $1,974.8 2016 2017 2018 2019 2020 2021 YTD Financial Snapshot Total Deposits ($mm) Net Income ($mm) $20.2 $31.9 $41.3 $44.7 $36.4 $27.4 2016 2017 2018 2019 2020 2021 YTD Note: Dollars in millions unless otherwise noted. Financial data is as of or for the six months ended June 30, 2021 Gross Loans ($mm) $804.3 $1,068.6 $1,145.7 $1,163.2 $1,634.9 $2,099.4 2016 2017 2018 2019 2020 2021 YTD As of or for the Six Months Ended June 30, 2021 Balance Sheet ($mm) Total Assets $2,51 7 .8 Gross Loans 2,099.4 Total Deposits 1 ,97 4.8 Total Shareholders' Equity 264.3 Earnings and Profitability Net Income ($mm) $27 .4 Return on Average Assets 2.57 % Return on Average Shareholders' Equity 21.9% Net Interest Margin 4.60% Efficiency Ratio 36.1% Balance Sheet and Capital Ratios (Consolidated) Gross Loans to Deposits 106.3% Total Shareholders Equity to Total Assets 10.50% Tier 1 Leverage Ratio 11.14% Tier 1 Risk-Based Capital Ratio 17 .7 5% Total Risk-Based Capital Ratio 18.7 2% Asset Quality Nonperforming Assets to Total Assets 0.56% Allowance for Loan Losses to Gross Loans 0.66% Net Charge-Offs to Gross Loans 0.01 % Track Record of Organic Growth

9 2.42% 2.77% 3.01% 2.87% 2.17% 2.57% 2016 2017 2018 2019 2020 2021 YTD 21.2% 27.2% 27.9% 24.2% 16.0% 21.9% 2016 2017 2018 2019 2020 2021 YTD 44.7% 37.0% 40.3% 39.7% 44.0% 36.1% 2016 2017 2018 2019 2020 2021 YTD Efficiency Ratio Net Interest Margin Exceptional Profitability and Growth Return on Average Shareholders’ Equity Note: Financial data is as of or for the six months ended June 30, 2021 Return on Average Assets 4.87% 4.76% 4.48% 4.15% 4.18% 4.60% 2016 2017 2018 2019 2020 2021 YTD

10 Peer-Leading Performance Performance Metrics vs. Peers(2) Growth Metrics vs. Peers(1) Peer Median Note: Ethnic Peer Group includes eight banks traded on either the NYSE or the Nasdaq Global Select Market and headquartered in the United States with a primary focus on serving distinct ethnic communities (EWBC, CATY, HOPE, HAFC, PFBC, RBB, OPBK, and PCB). Nationwide Peer Group includes 41 banks traded on either the NYSE or the Nasdaq Global Select Market with total assets between $1.5 billion and $4 billion as of June 30, 2021 (1) Three year CAGR from June 30, 2018 to June 30, 2021 (2) Year-to-date as of most recent quarter available Gross Loans 9.9% 9.4% 21.4% Ethnic Peer Group Nationwide Peer Group MetroCity ROAE 14.3% 14.4% 21.9% Ethnic Peer Group Nationwide Peer Group MetroCity Net Income 11.3% 23.8% 6.5% Ethnic Peer Group Nationwide Peer Group MetroCity Efficiency Ratio 45.8% 55.7% 36.1% Ethnic Peer Group Nationwide Peer Group MetroCity Total Assets ROAA 10.2% 10.5% 23.2% Ethnic Peer Group Nationwide Peer Group MetroCity 1.54% 1.40% 2.57% Ethnic Peer Group Nationwide Peer Group MetroCity

11 0.36% 0.83% 0.63% 0.93% 0.89% 0.56% 2016 2017 2018 2019 2020 2021 YTD Strong Focus on Credit NPAs / Total Assets Credit Quality Highlights • Adherence to disciplined and well-defined underwriting practices  No delegated individual lending authority  Lending authority governed by graduated size limits at each of our management loan committee, directors’ loan committee, or our full board of directors • Focus on low loan-to-value, strong cash flows and personal guarantees in most cases • High level of involvement of our executive senior management team and board of directors • Exceptional performance in our residential mortgage lending  Utilizes a pre-defined criteria approval system with no need for discretionary judgement or approval  Only 5 foreclosures out of 12,400 residential mortgage loans originated between January 1, 2015 and June 30, 2021 (with no losses to the bank) • Take advantage of the SBA and USDA programs to augment credit via guarantees Note: Financial data is as of or for the six months ended June 30, 2021 NCOs to Average Gross Loans 0.01% 0.17% 0.14% (0.02%) 0.01% 0.01% (0.05%) 0.00% 0.05% 0.10% 0.15% 0.20% 2016 2017 2018 2019 2020 2021 YTD

12 Construction and Development $58.7 2.8% Commercial Real Estate $475.7 22.7% Commercial and Industrial $134.1 6.4% Consumer and Other $0.2 0.0% Residential Real Estate $1,430.8 68.1% Diverse Loan Portfolio 6/30/2021 Note: Dollars in millions unless otherwise noted Loan Portfolio Highlights 12/31/2014 Construction and Development $37.8 7.7% Commercial Real Estate $317.9 65.1%  Commercial and Industrial $32.0 6.5% Consumer and other $16.7 3.4% Residential Real Estate $83.9 17.2% • Primary focus on real estate lending with an expertise in non-conforming single family residential (“SFR”) and Small Business Administration (“SBA”) lending • We continue to diversify both geographically and by loan type  Since 2015, we have opened 11 new branches, including 2 in the Atlanta metropolitan area  We also opened three branches in Texas, two branches in New York, and one branch in each of Alabama, Florida, New Jersey and Virginia  We will continue to expand geographically to new gateway markets that are culturally diverse and experiencing demographic growth From 1/1/2017 to 6/30/2021 MetroCity has originated $2,750.5 million and sold $1,510.8 million of Residential Real Estate loans Loan Portfolio Composition $2.1 bn $489.2 mm

13 Residential Real Estate Lending Geographic Breakdown Residential Real Estate Loan Balances ($mm) Note: Dollars in millions unless otherwise noted. Financial data is as of or for the six months ended June 30, 2021 Gain on Sale/Servicing Income ($mm) Volume of Residential Loans Originated and Sold ($mm) $311.4 $611.3 $670.3 $651.6 $974.4 $1,430.8 2016 2017 2018 2019 2020 2021 YTD $390.2 $581.7 $716.1 $644.5 $484.2 $326.5 $0.0 $362.0 $536.0 $520.1 $92.7 $0.0 2016 2017 2018 2019 2020 2021 YTD Origination Sale $0.0 $3.0 $5.7 $9.1 $2.5 $0.0 $0.0 $8.2 $12.0 $9.3 $1.3 (-$0.8) 2016 2017 2018 2019 2020 2021 YTD Gain on Sale Servicing Income NY 52.7% GA 15.6% PA 7.4% TX 6.8% NJ 5.5% FL 4.3% VA 2.0% Other 5.7%

14 SBA Balances ($mm) Major Industry Exposure(1) Note: Dollars in millions unless otherwise noted. Financial data is as of or for the six months ended June 30, 2021 (1) Excludes $93.1 million of PPP loans SBA Lending Continues to Support Growth Gain on Sale/Servicing Income ($mm) Volume of SBA Loans Originated and Sold ($mm) $139.2 $157.0 $167.4 $173.6 $192.7 $198.3 $92.4 $93.1 $285.1 $291.4 2016 2017 2018 2019 2020 2021 YTD Non-PPP SBA Loans PPP Loans $167.1 $121.6 $121.0 $155.0 $245.7 $147.8 $110.6 $85.9 $93.3 $118.4 $128.6 $56.6 2016 2017 2018 2019 2020 2021 YTD Origination Sale $8.3 $6.3 $4.6 $5.4 $6.5 $4.7 $5.0 $4.5 $3.1 $3.7 $6.1 $4.0 2016 2017 2018 2019 2020 2021 YTD Gain on Sale Servicing Income Agriculture 7.5% Supermarkets & Other Grocery 3.5% Beer/Wine/Liquor Stores 17.9% C-Store 5.4% Hotels & Motels 8.1% Restaurants 11.3% Car Washes 22.2% Other 24.1%

15 Net Interest Income $46.4 73.4% SBA servicing income, net $4.0 6.4% Service charges, commissions and fees $8.1 12.8% Gain on sale - SBA loans $4.7 7.4% Gain on sale - SFR loans $0.0 0.0% Mortgage servicing income, net and other $0.0 0.0% • For the year ended December 31, 2020 and six months ended June 30, 2021, 29.2% and 26.6%, respectively, of revenue came from noninterest income • Noninterest income for the six-month period ended June 30, 2021 was $16.8 million, an increase of $3.7 million or 28.0%, compared to $13.1 million for the six-month period ended June 30, 2020 • A significant portion of noninterest income is associated with SBA and residential mortgage lending activity, consisting of gains on the sale of loans sold in the secondary market and servicing income from loans sold with servicing rights retained • We structure our residential mortgage loan sales to emphasize servicing fees over gain on sale Well Diversified Revenue Streams Revenue for Six Months Ended June 30, 2021 ($mm) Highlights $63.1 mm Note: Dollars in millions unless otherwise noted

16 NOW and Savings Deposits $113.1 5.7% Money Market Deposits $719.8 36.5% Retail Time Deposits $382.3 19.4% Jumbo Time Deposits $141.6 7.1% Noninterest Bearing Deposits $618.1 31.3% 0.69% 0.81% 1.21% 1.69% 0.83% 0.32% 2016 2017 2018 2019 2020 2021 YTD Deposit Portfolio $2.0bn 72% Core Deposits(1) Deposit Portfolio Composition as of June 30, 2021 ($mm) Deposit Portfolio Highlights Note: Dollars in millions unless otherwise noted. Financial data is as of or for the six months ended June 30, 2021 (1) Core deposits exclude time deposits > 250,000 without other related deposit accounts • Focused on growing our low-cost deposits, which we gather primarily through our branch network • Total deposits increased $494.9 million, or 33.4% to $1.97 billion at June 30, 2021 compared to $1.48 billion at December 31, 2020 • Since 2014 we have placed an increased emphasis on growing our relationship-based deposits with our commercial and business lending customers; developing SBA borrowers into full-scale customer relationships • Since 2017, we have been developing deposit relationships with our mortgage borrowers Cost of Deposits

17 14.89% 17.08% 18.16% 22.01% 20.86% 18.72% 2016 2017 2018 2019 2020 2021 YTD 10.19% 10.76% 11.14% 12.70% 13.44% 11.14% 2016 2017 2018 2019 2020 2021 YTD 9.75% 10.48% 11.77% 13.28% 12.90% 10.50% 2016 2017 2018 2019 2020 2021 YTD Strong Capital Position Tier 1 Leverage Ratio Total Shareholders Equity to Total Assets Note: Financial data is as of or for the six months ended June 30, 2021 Total Risk-Based Capital Tier 1 Risk Based Capital 14.16% 16.24% 17.44% 21.31% 20.00% 17.75% 2016 2017 2018 2019 2020 2021 YTD

Appendix

19 Non-Qualified Mortgage Overview • Title XIV of Dodd-Frank governs the ATM/QM Rule, which clearly defines the loan characteristics required for a loan to be considered a “qualified mortgage”: 1. Loan must be fully-amortizing (no interest-only, negative amortization or other risky loan features), with a loan term that does not exceed 360 months 2. Loan must have a debt-to-income ratio that does not exceed 43%, unless the loan qualifies for delivery to one of the GSEs with acceptable AUS findings (the “QM Patch”) 3. The points and fees charged on the loan must not exceed 3%, unless the loan amount is less than $102,894 4. The Loan must meet the definition of the Ability-to-Repay rule, which consists of eight underwriting rules that are used to determine if the borrower has enough income to cover its debts • We believe many lenders are quick to incorrectly equate non-QM loans to subprime loans • QM definition is extremely narrow • Most of our non-QM loans fall marginally outside of this narrow definition Non-Qualified Mortgage Description MetroCity’s Approach to Underwriting Non-QM Loans • Verify the borrower’s income, employment, and assets in accordance with strict internal underwriting standards and procedures that meet the Ability-to-Repay rule • With respect to each mortgage loan, in order to test the reasonableness of the borrower’s income, we use: 1. Transcripts received from the IRS pursuant to a filing of IRS Form 4506 T (to the extent specified in the Mortgage Loan Schedule), when available 2. Public and/or commercially available information 3. W-2s and paystubs 4. Written verification of employment 5. Letters of profit and loss statements from certified public accountants

Selected Historical Consolidated Financials

(Dollars in thousands, except per share data)	As of or for the Year Ended December 31, 2016	2017	2018	2019	2020	As of or for the Six Months Ended June 30, 2021
Statement of Income Data:						
Interest income	$ 43,566	$ 60,514	$ 72,879	$ 83,213	$ 77,609	$ 48,560
Interest expense	5,238	8,619	14,675	22,238	11,489	2,201
Net interest income	38,328	51,895	58,204	60,975	66,120	46,359
Provision for loan losses	-	3,058	1,237	-	3,467	3,804
Noninterest income	20,247	32,405	37,646	39,896	27,112	16,780
Noninterest expense	26,159	31,192	38,612	40,003	41,100	22,801
Income tax expense	12,200	18,153	14,667	16,150	12,370	9,160
Net income	20,216	31,897	41,334	44,718	36,394	27,374
Per Share Data:						
Basic income per share	$ 0.87	$ 1.34	$ 1.71	$ 1.82	$ 1.42	$ 1.07
Diluted income per share	0.85	1.32	1.69	1.81	1.41	1.06
Dividends per Share	0.16	0.23	0.38	0.42	0.40	0.20
Book value per share (at period end)	4.54	5.61	6.95	8.49	9.54	10.33
Shares of common stock outstanding	23,642,510	24,074,882	24,258,062	25,529,891	25,674,573	25,578,668
Weighted average diluted shares	23,704,334	24,139,006	24,475,698	24,729,535	25,798,549	25,840,530
Balance Sheet Data:						
Gross loans held for investment	$ 804,318	$ 1,068,593	$ 1,145,714	$ 1,163,207	$ 1,634,939	$ 2,099,414
Loans held for sale	161,890	31,802	56,865	85,793	-	-
Allowance for loan losses	5,471	6,925	6,645	6,839	10,135	13,860
Total assets	1,100,063	1,288,927	1,432,650	1,631,858	1,897,489	2,517,840
Deposits	870,867	1,019,984	1,244,232	1,307,377	1,479,889	1,974,831
Shareholders' equity	107,261	135,115	168,608	216,724	244,831	264,254
Performance Ratios:						
Return on average assets	2.42%	2.77%	3.01%	2.87%	2.17%	2.57%
Return on average shareholders' equity	21.2	27.2	27.9	24.2	16.0	21.9
Dividend payout ratio	18.7	17.1	22.5	23.3	28.3	18.9
Yield on total loans	5.94	5.91	5.92	6.14	5.47	5.21
Yield on average earning assets	5.54	5.55	5.60	5.66	4.91	4.82
Cost of average interest bearing liabilities	0.97	1.11	1.60	2.15	1.15	0.34
Cost of deposits	0.96	1.09	1.60	2.19	1.20	0.32
Net interest margin	4.87	4.76	4.48	4.15	4.18	4.60
Efficiency ratio	44.7	37.0	40.3	39.7	44.0	36.1

METROCITY BANKSHARES, INC.
20

21 Selected Historical Consolidated Financials As of or for the As of or for the Year Ended Six Months Ended December 31, June 30, (Dollars in thousands, except per share data) 2016 2017 2018 2019 2020 2021 Asset quality data: Net charge-offs to average loans held for investment 0.01% 0.17% 0.14% (0.02%) 0.01% 0.01% Nonperforming assets to gross loans held for investments 0.49 1.00 0.78 1.30 1.03 0.67 ALL to nonperforming loans 153.94 69.06 74.12 46.54 77.40 147.82 ALL to loans held for investment 0.68 0.65 0.58 0.59 0.62 0.66 Balance sheet and capital ratios: Gross loans held for investment to deposits 92.4% 104.8% 92.1% 89.0% 110.5% 106.3% Noninterest-bearing deposits to deposits 24.7 25.5 24.0 22.3 31.3 31.3 Total shareholders' equity to total assets 9.75 10.48 11.77 13.28 12.90 10.50 Leverage ratio 10.19 10.76 11.14 12.70 13.44 11.14 Common equity tier 1 ratio 14.16 16.24 17.44 21.31 20.00 17.75 Tier 1 risk-based capital ratio 14.16 16.24 17.44 21.31 20.00 17.75 Total risk-based capital ratio 14.89 17.08 18.16 22.01 20.86 18.72